UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2006

Arena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-31161	23-2908305
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

6166 Nancy Ridge Drive, San Diego, California 92121

(Address of principal executive offices)   (Zip Code)

858.453.7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc. and/or our wholly owned subsidiary, BRL Screening, Inc., unless the context otherwise provides.

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, we held our 2006 Annual Meeting of Stockholders, where our stockholders approved (i) an increase in the number of shares of Arena common stock (“common stock”) authorized for issuance under our 2001 Arena Employee Stock Purchase Plan from a total of 1,000,000 to a total of 1,500,000 and (ii) the Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan (the “2006 LTIP”).

2006 LTIP

Our Board of Directors approved the 2006 LTIP at its February 14, 2006, meeting, subject to approval from our stockholders. The 2006 LTIP provides for the grant of up to a total of 6 million shares of common stock (subject to certain adjustments described in the 2006 LTIP, including those described in the next paragraph) as options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards.

Effective as of June 12, 2006, our Amended and Restated 1998 Equity Compensation Plan, Amended and Restated 2000 Equity Compensation Plan and 2002 Equity Compensation Plan (the “Prior Plans”) are terminated. However, notwithstanding such termination of the Prior Plans, all outstanding awards under the Prior Plans will continue to be governed under the terms of the Prior Plans. The 6 million shares of common stock authorized for issuance under the 2006 LTIP may be increased by the number of shares subject to any stock awards under the Prior Plans that are forfeited, expire or otherwise terminate without the issuance of such shares and would otherwise be returned to the share reserve under the Prior Plans but for their termination and as otherwise provided in the 2006 LTIP.

Some key features of the 2006 LTIP are summarized below.

Eligibility; Awards to be Granted to Certain Individuals and Groups. Awards may be granted under the 2006 LTIP to any employee, non-employee member of our Board, consultant or advisor who provides us service, except for incentive stock options which may be granted only to our employees.

Certain Limits on Shares Subject to Awards. The 2006 LTIP provides that no participant may be granted, in any 36-month period, options or stock appreciation rights to purchase more than 1 million shares of common stock, or restricted stock awards, restricted stock unit awards and performance awards that are denominated in shares with respect to more than 500,000 shares of common stock. Shares subject to a cancelled award continue to count against the applicable limit. The maximum dollar value that may be granted to any participant in any 12-month period with respect to performance-based awards is $5 million. The dollar value of a cancelled award will continue to count against the $5 million limit.

Administration. The 2006 LTIP will be administered by our Compensation Committee. The Compensation Committee has the authority to select the participants who will receive awards under the 2006 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2006 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2006 LTIP to a committee of one or more directors and, to the extent permitted by law, to an executive officer or a committee of executive officers the right to grant awards to employees who are not directors or executive officers.

Terms and Conditions of Options. Options granted under the 2006 LTIP may be incentive stock options, nonstatutory stock options, or a combination thereof. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted. Options granted under the 2006 LTIP expire no later than 10 years from the date of grant, except in the event of the optionee’s death or disability.

Stock Appreciation Rights. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted.

Compensation Attributable to Performance Awards. Compensation attributable to performance awards under the 2006 LTIP will qualify as performance-based compensation under Section 162(m) of the Code, provided that: (i) the compensation is granted by a compensation committee comprised solely of “outside directors,” (ii) the compensation is paid only upon the achievement of an objective performance goal established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the payment of the compensation that the performance goal has been satisfied.

No Repricing. The 2006 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2006 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2006 LTIP if the exercise price of the option or grant price of the stock appreciation right is less than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the NASDAQ Stock Market rules.

Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2006 LTIP, the number and class of shares of awards outstanding under the 2006 LTIP, the limits on the number of awards that any person may receive and the exercise price of any outstanding option or stock appreciation right.

Change in Control. The Compensation Committee may, in its discretion, determine that, upon our “Change in Control” (as that term is defined in the 2006 LTIP or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefore if the fair market value of one share of our common stock as of the date of the Change in Control is less than the per share option exercise price or stock appreciation right grant price.

To the extent provided in an award agreement, if in the event of a Change in Control the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award, then in the event of a termination of a participant’s employment with the successor company during the period following such Change in Control set forth in the award agreement under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the Change in Control, then unless otherwise provided in the award agreement, the award will become fully vested immediately prior to the Change in Control and will terminate immediately after the Change in Control.

The Compensation Committee may, in its discretion, also determine that, upon the occurrence of a Change in Control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such Change in Control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, shall determine.

Amendment and Termination of the 2006 LTIP. Our Board may alter, amend, suspend or terminate the 2006 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the NASDAQ Stock Market for stockholder approval. However, our Board may not amend the 2006 LTIP without stockholder approval to increase the number of shares available for awards under the 2006 LTIP, expand the types of awards available under the 2006 LTIP, materially expand the class of persons eligible to participate in the 2006 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant, increase the maximum term of options and stock appreciation rights, increase the limits on shares subject to awards or the dollar value payable with respect to performance awards, or take any action with respect to an option that may be treated as a repricing under the rules and regulations of the NASDAQ Stock Market. No such action by our Board may alter or impair any award previously granted under the 2006 LTIP without the written consent of the participant. The 2006 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.

The foregoing summary of the 2006 LTIP is qualified in its entirety by reference to the complete text of the 2006 LTIP Plan. A copy of the 2006 LTIP is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

On June 12, 2006, we held our 2006 Annual Meeting of Stockholders, where our stockholders (i) elected Jack Lief, Dominic P. Behan, Ph.D., Donald D. Belcher, Scott H. Bice, Harry F. Hixson, Jr., Ph.D., J. Clayburn La Force, Jr., Ph.D., Louis J. Lavigne, Jr., and Tina S. Nova, Ph.D. to our Board of Directors to serve for the ensuing year and until their successors are elected and qualified or until their resignation or removal; (ii) approved the Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan; (iii) approved an increase in the number of shares of Arena common stock authorized for issuance under our 2001 Arena Employee Stock Purchase Plan from a total of 1,000,000 to a total of 1,500,000; (iv) approved an amendment to our Fifth Amended and Restated Certificate of Incorporation to increase the total number of authorized shares from 75,000,000 to 150,000,000 and the number of authorized shares of common stock from 67,500,000 to 142,500,000; and (v) ratified the appointment of Ernst & Young LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2006.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	Arena Pharmaceuticals, Inc.,
a Delaware corporation

	By:	/s/ Steven W. Spector
Steven W. Spector
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Arena Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan.